Exhibit 10.1

SEPARATION AND CONSULTING AGREEMENT

THIS AGREEMENT (this “Agreement”) is entered into as of the date of the last signature of the Parties below, by and between AVAX One Technology Ltd. (the “Company”) and Christopher Polimeni (“Consultant” and, together with the Company, the “Parties”).

In consideration of the payments, covenants and releases described below, and in consideration of other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the Company and Consultant agree as follows:

1. Separation as Chief Financial Officer. Consultant’s employment with the Company ended on August 17, 2026 (the “Termination Date”). To the extent not already paid to Consultant, within thirty (30) days of the Conclusion Date, or sooner if required by applicable law, the Company shall pay to Consultant (a) all accrued but unpaid Monthly Fees (as such term is defined in that certain Consulting Agreement, dated as of November 1, 2025, by and between the Parties (the “Consulting Agreement”)) through the Termination Date; and (b) reimbursement for any unreimbursed business expenses properly incurred by Consultant in accordance with Company policy prior to the Termination Date.

2. Separation Payment. In consideration of Consultant’s promises contained in this Agreement (including, without limitation, the release of claims and covenant not to sue contained in Paragraph 3 hereof), the Company agrees to continue to pay Consultant his Monthly Fees through August 31, 2026 (the “Conclusion Date” and such payment in respect of the period between the Termination Date and the Conclusion Date, the “Inducement Payment”), payable in a lump sum on the first regular payroll date following the Effective Date (as defined below) The Parties acknowledge and agree that the Company’s promises set forth in this Paragraph 2 exceed any and all actions, pay, and benefits that the Company might otherwise have owed to Consultant by contract or law, and that the Company’s promises set forth in this Paragraph 2 constitute good, valuable, and sufficient consideration for Consultant’s release and agreements herein. The Company’s promises set forth in this Paragraph 2 are expressly contingent on Consultant (i) executing this Agreement and not revoking this Agreement, as set forth in Paragraph 6 below and (ii) fully honoring Consultant’s continuing contractual obligations to the Company. The Company’s obligation to make the payments set forth herein shall cease upon Consultant’s breach of any of Consultant’s continuing contractual obligations to the Company.

3. General Release of Claims and Covenant Not To Sue.

a. General Release of Claims. In consideration of the payments made to Consultant by the Company and the promises contained in this Agreement, Consultant on behalf of Consultant and Consultant’s agents and successors in interest, hereby UNCONDITIONALLY RELEASES AND DISCHARGES the Company, its successors, subsidiaries, assigns, joint ventures, and affiliated companies and its and their respective agents, legal representatives, shareholders, attorneys, employees, members, managers, officers and directors (collectively, the “Releasees”) from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which Consultant may by law release, as well as all contractual obligations not expressly set forth in this Agreement, whether known or unknown, fixed or contingent, that Consultant may have or claim to have against any Releasee for any reason as of the date of execution of this Agreement. This release and covenant not to sue includes, but is not limited to, claims arising under federal, state or local laws prohibiting employment discrimination; claims arising under severance plans and contracts; and claims growing out of any legal restrictions on the Company’s rights to terminate its employees or to take any other employment action, whether statutory, contractual or arising under common law or case law. Consultant specifically acknowledges and agrees that Consultant is releasing any and all rights under federal, state and local employment laws including, without limitation, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Older Workers Benefit Protection Act, Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 1981, the Americans With Disabilities Act, the Family and Medical Leave Act, the Genetic Information Nondiscrimination Act, the anti-retaliation provisions of the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Equal Pay Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Employee Polygraph Protection Act, the Fair Credit Reporting Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, Fla. Stat. § 440.205, and any and all other local, state, and federal law claims arising under statute or common law. It is agreed that this is a general release, and it is to be broadly construed as a release of all claims, except as set forth in Paragraph 3(e) below.

b. Covenant Not to Sue. Except as expressly set forth in Paragraph 4 below, Consultant further hereby AGREES NOT TO FILE A LAWSUIT or other legal claim or charge to assert against any of the Releasees any claim released by this Agreement.

c. Acknowledgement Regarding Payments and Benefits. Consultant acknowledges and agrees that Consultant has been paid all wages and accrued benefits to which Consultant is entitled through the date of execution of this Agreement. Other than the payments set forth in this Agreement, the Parties agree that the Company owes no additional amounts to Consultant for wages, back pay, severance pay, bonuses, damages, accrued vacation, benefits, insurance, sick leave, other leave, or any other reason.

d. Other Representations and Acknowledgements. This Agreement is intended to and does settle and resolve all claims of any nature that Consultant might have against the Company and the Releasees arising out of Consultant’s employment relationship or the termination of such employment or relating to any other matter, except as set forth in Paragraph 4(e) below. By signing this Agreement, Consultant acknowledges that Consultant (i) is doing so knowingly and voluntarily, (ii) understands that Consultant may be releasing claims Consultant may not know about, and (iii) is waiving all rights Consultant may have had under any law that is intended to protect Consultant from waiving unknown claims. Consultant warrants that Consultant has not filed any notices, claims, complaints, charges, or lawsuits of any kind whatsoever against the Company or any of the Releasees as of the date of execution of this Agreement. This Agreement shall not in any way be construed as an admission by the Company or any of the Releasees of wrongdoing or liability or that Consultant has any rights against the Company or any of the Releasees. Consultant represents and agrees that Consultant has not transferred or assigned, to any person or entity, any claim that Consultant is releasing in this Agreement.

e. Exceptions to General Release. Nothing in this Agreement is intended as, or shall be deemed or operate as, a release by Consultant of (i) any rights of Consultant under this Agreement; (ii) any vested benefits under any Company-sponsored benefit plans; (iii) any rights under Section 4980B of the Internal Revenue Code (“COBRA”) or similar state law; (iv) any recovery to which Consultant may be entitled pursuant to workers’ compensation and unemployment insurance laws; (v) Consultant’s right to challenge the validity of Consultant’s release of claims under the ADEA; (vi) any rights or claims under federal, state, or local law that cannot, as a matter of law, be waived by private agreement; and (vii) any claims arising after the date on which Consultant executes this Agreement.

f. Release of Claims by the Company. In consideration of Consultant’s promises contained in this Agreement, the Company hereby UNCONDITIONALLY RELEASES AND DISCHARGES Consultant from ALL CLAIMS, LIABILITIES, DEMANDS AND CAUSES OF ACTION which the Company may by law release, whether known or unknown, fixed or contingent, that the Company may have or claim to have against Consultant for any reason as of the date of execution of this Agreement; provided, however, that nothing in this Agreement shall serve as or be construed as a release of any claims based on or relating to any intentional misconduct or gross negligence by Consultant during Consultant’s engagement with the Company.

4. Protected Rights. Consultant understands that nothing contained in this Agreement limits any of the following (collectively, the “Protected Rights”):

a. Consultant’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local governmental agency or commission (“Government Agencies”); however, based on Consultant’s release of claims set forth in this Agreement, Consultant understands that Consultant is releasing all claims that Consultant may have, as well as, to the extent permitted by applicable law, Consultant’s right to recover monetary damages or obtain other relief that is personal to Consultant in connection with any claim Consultant is releasing under this Agreement;

b. Consultant’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agencies in connection with any charge or complaint, whether filed by Consultant, on Consultant’s behalf, or by any other individual, and Consultant does not need to notify the Company or seek the Company’s prior authorization before making such disclosures or engaging in such communications or activity; or

c. Consultant’s rights under the National Labor Relations Act (NLRA) to bargain collectively or to exercise Consultant’s rights under the NLRA to discuss, communicate, engage in concerted activity, or assist other Consultants regarding wages, benefits, hours, workplace issues, labor disputes, unfair labor practices, working conditions, or other terms and conditions of employment.

5. Acknowledgment. Consultant shall have until the twenty-first (21st) day after Consultant receives this Agreement to execute this Agreement. If Consultant does not execute this Agreement by that date, the offer contained in this Agreement shall be revoked by the Company. The Company hereby advises Consultant to consult with an attorney prior to executing this Agreement and Consultant acknowledges and agrees that the Company has advised, and hereby does advise, Consultant of Consultant’s opportunity to consult an attorney or other advisor and has not in any way discouraged Consultant from doing so. Consultant expressly acknowledges and agrees that Consultant has been offered at least twenty-one (21) days to consider this Agreement before signing it, that Consultant has read this Agreement carefully, that Consultant has had sufficient time and opportunity to consult with an attorney or other advisor of Consultant’s choosing concerning the execution of this Agreement. Consultant acknowledges and agrees that Consultant fully understands that this Agreement is final and binding, that it contains a full release of all claims and potential claims, and that the only promises or representations Consultant has relied upon in signing this Agreement are those specifically contained in this Agreement itself. Consultant acknowledges and agrees that Consultant is signing this Agreement voluntarily, with the full intent of releasing the Company and the Releasees from all claims covered by Paragraph 3.

6. Revocation and Effective Date. The Parties agree Consultant may revoke this Agreement at will within seven (7) days after Consultant executes this Agreement by giving written notice of revocation to the Company. Such notice must be delivered to Pete Wylie and must actually be received by such person at or before the above-referenced seven-day deadline. This Agreement may not be revoked after the expiration of the seven-day deadline. In the event that Consultant revokes this Agreement within the revocation period described in this Paragraph, this Agreement shall not be effective or enforceable, and all rights and obligations hereunder shall be void and of no effect. Assuming that Consultant does not revoke this Agreement within the revocation period described above, the effective date of this Agreement (the “Effective Date”) shall be the eighth (8th) day after the day on which Consultant executes this Agreement.

7. Engagement as an Independent Contractor; Consulting Services. The Company hereby engages Consultant as an independent contractor effective as of August 18, 2026 (the “Commencement Date”), and Consultant hereby accepts such engagement as an independent contractor, upon the terms and conditions set forth in this Agreement. Consultant shall manage, perform, and provide such professional consulting services and advice (the “Consulting Services”) as the Company’s Interim Chief Executive Officer (or his successor), the Company’s Chief Accounting Officer or any of their respective designees may request from time to time during the Consulting Period. During the Consulting Period, Consultant shall: (a) perform the Consulting Services in a professional, ethical, and competent manner; (b) promote the best interest of the Company and take no actions that Consultant in good faith believes will in any way damage the business or public image or reputation of the Company or its affiliates; (c) abide by the Company’s and then-current policies or guidelines while at the Company’s facilities or performing the Consulting Services; or (d) not engage in any actions that would create a conflict of interest with the interests of the Company.

8. Independent Contractor Relationship. The Parties acknowledge and intend that the relationship of Consultant to the Company under this Agreement shall be that of an independent contractor. In performing the Consulting Services under this Agreement, Consultant shall undertake the Consulting Services according to Consultant’s own means and methods of work, which shall be in the exclusive charge and control of Consultant, and which shall not be subject to the control or supervision of the Company, except as to the objectives of those Consulting Services. Consultant shall determine Consultant’s own working hours and schedule and shall not be subject to the Company’s personnel policies and procedures as to hours and schedule. Consultant shall be entirely and solely responsible for Consultant’s actions or inactions and the actions or inactions of any agents, employees or subcontractors, if any, while performing Consulting Services hereunder. Consultant shall not, in any form or fashion, maintain, hold out, represent, state or imply to any other individual or entity that an employer/employee relationship exists between the Company and Consultant. Consultant is not granted, nor shall Consultant represent that he is or has been granted, any right or authority to make any representation or warranty or assume or create any obligation or responsibility, express or implied, for, on behalf or in the name of the Company, to incur debts for the Company, or to bind the Company in any manner whatsoever.

9. Term of the Agreement and Engagement; Termination. The term of Consultant’s engagement with the Company as independent contractor under this Agreement shall begin on the Commencement Date and continue until March 31, 2027 (the “Consulting Period”). Following the end of the Consulting Period, Consultant’s engagement with the Company under this Agreement shall automatically terminate. In addition, the Company may terminate Consultant’s engagement hereunder immediately at any time during the Consulting Period with Cause. For purposes of this Agreement, “Cause” means the Company’s good-faith determination that any of the following has occurred: (a) Consultant’s charge with, indictment for, conviction of, or entry of a plea of guilty or nolo contendere or no contest with respect to: (i) any felony, or any misdemeanor involving dishonesty or moral turpitude (including pleading guilty or nolo contendere to a felony or lesser charge which results from plea bargaining), whether or not such felony, crime or lesser offense is connected with the business of the Company, or (ii) any crime connected with the business of the Company; (b) Consultant’s engaging in any illegal conduct, gross negligence, or gross misconduct in connection with the performance of the Consulting Services; (c) Consultant’s commission of or engagement in any act of fraud, misappropriation, dishonesty, or embezzlement; or (d) Consultant’s material breach of any duty owed to the Company or material breach this Agreement. Consultant’s engagement hereunder shall terminate automatically upon Consultant’s death during the Consulting Period, in which case, the Company shall pay any earned but unpaid Consulting Fee (as defined below) to Consultant’s estate and reimburse any outstanding expenses incurred in accordance with this Agreement and shall have no further obligations under this Agreement. Upon proper termination of this Agreement, Consultant shall be entitled to payment of any earned but unpaid compensation for the Consulting Services as of the termination date, and Consultant shall not be entitled to any additional or future compensation or any benefits whatsoever. Consultant acknowledges and agrees that, as an independent contractor, Consultant is not entitled to receive unemployment insurance benefits.

10. Compensation and Expenses.

a. Compensation. During the Consulting Period, the Company will pay Consultant a monthly fee of $10,000 (the “Consulting Fees”), which shall be payable by the Company within [15] days following the end of each month during the Consulting Period.

b. Taxes and Employee Benefits. During the Consulting Period, Consultant shall be serving as an independent contractor of the Company, and therefore unless required by law, the Company shall not deduct any federal, state or local taxes or other withholdings from any sums paid Consultant hereunder, and Consultant hereby agrees to indemnify and hold harmless the Company and each of its affiliates from any liability for any and all federal, state and local taxes or assessments of any kind arising out of any payment made by the Company to Consultant hereunder. Consultant shall be responsible for all tax reporting, tax payments, withholdings, insurance and other payments, expenses and filings required to be made or paid by Consultant or Consultant’s agents or employees. Further, Consultant shall not be entitled to any benefits provided by the Company to any of its employees, including, without limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by the Company for its employees.

11. Protection of Confidential Information.

a. Consultant acknowledges and agrees that during Consultant’s employment with the Company, Consultant was provided Confidential Information (as defined below). Subject to the Protected Rights, Consultant agrees that Consultant will not, directly or indirectly, use any Confidential Information on Consultant’s own behalf or on behalf of any person or entity, or reveal, divulge, or disclose any Confidential Information to any person or entity. This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. The Parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company’s rights or Consultant’s obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

b. Anything herein to the contrary notwithstanding, Consultant is not be restricted from: (i) disclosing information that is required to be disclosed by law, court order or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, Consultant shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Consultant; (ii) reporting possible violations of federal, state, or local law or regulation to any governmental agency or entity, or from making other disclosures that are protected under the whistleblower provisions of federal, state, or local law or regulation, and Consultant shall not need the prior authorization of the Company to make any such reports or disclosures and shall not be required to notify the Company that Consultant has made such reports or disclosures; or (iii) disclosing information about a dispute involving a nonconsensual sexual act or sexual contact (including when the victim lacks capacity to consent), or a dispute relating to conduct that is alleged to constitute sexual harassment under applicable law. In addition, and anything herein to the contrary notwithstanding, Consultant is hereby given notice that he/she shall not be criminally or civilly liable under any federal or state trade secrets law for: (iv) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in either event solely for the purpose of reporting or investigating a suspected violation of law; or (v) disclosing a trade secret (as defined by 18 U.S.C. § 1839) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

c. For purposes of this Agreement, “Confidential Information” means any and all data and information relating to the Company, its activities, business, or clients that (i) was disclosed to Consultant or of which Consultant became aware as a consequence of his/her employment with the Company; (ii) has value to the Company; and (iii) is not generally known outside of the Company. “Confidential Information” shall include, but is not limited to the following types of information regarding, related to, or concerning the Company: trade secrets (as defined by applicable law); customer lists; customer files, data and financial information; details of customer contracts; current and anticipated customer requirements; pricing information; operational and sales methods; and personnel-related information.

8. Confidentiality of Agreement. Subject to the Protected Rights, Consultant shall keep the terms and conditions of this Agreement and Consultant’s separation of employment with the Company confidential and shall not disclose them to anyone except Consultant’s spouse, financial advisors, attorneys, or as otherwise required by law, provided that, before Consultant shares this Agreement with any such persons, Consultant agrees to notify him, her or it, as applicable, of this confidentiality requirement.

12. Use of Company Property; Return of Property. Consultant acknowledges and agrees that any and all materials provided by the Company to Consultant that are to be used in connection with Consultant’s provision of the Consulting Services under this Agreement are the property of the Company and may not be used outside of the scope, terms, and conditions of this Agreement or in providing services to or on behalf of any person or entity other than the Company. Consultant agrees that, on or before the end of the Consulting Period (including at any such other time as requested by the Company), Consultant will return to the Company all items in Consultant’s possession or under Consultant’s control which are owned by the Company, including, but not limited to, (a) any equipment or personal property, (b) all written business information which is of a confidential or proprietary nature (i.e. manuals, reference guides, etc.), and (c) Consultant’s corporate credit card, if applicable. To the extent that Consultant has electronic files or information in Consultant’s possession or under Consultant’s control that belong to the Company or contain confidential or proprietary information relating to the Company or its customers (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), Consultant agrees that, on or before the end of the Consulting Period, Consultant will (i) provide the Company with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company), and (ii) after doing so, delete all such files and information, including all copies and derivatives thereof, from all non-Company-owned computers, mobile devices, electronic media, cloud storage, and other media, devices, and equipment, such that such files and information are permanently deleted and irretrievable.

13. Final Agreement; Amendments. This Agreement contains the entire agreement between the Company and Consultant with respect to the subject matter hereof, and supersedes all prior agreements between the Parties; provided, however, that notwithstanding the foregoing or anything to the contrary contained herein, Consultant acknowledges and agrees nothing herein shall limit, amend, supersede, replace, or supplant any other agreements or provisions executed by Consultant in favor of the Company or any of the Releasees, including in the Consulting Agreement, regarding non-competition, non-solicitation, confidentiality, return of property, non-disparagement, ownership of intellectual property, or arbitration or other similar obligations (the “Surviving Provisions”); provided further, however, except as set forth in the foregoing proviso in this Paragraph 13, the Parties acknowledge and agree that neither Party has any continuing rights or obligations under the Consulting Agreement, which is hereby terminated effective as of the Termination Date (other than with respect to the Surviving Obligations, which shall remain in full force and effect). The Parties agree that this Agreement may not be modified except by a written document signed by both Parties. The Parties agree that this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to such state’s choice of law principles if such principles would result in the application of the laws of another jurisdiction.

15. Waiver. The failure of either party to enforce any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision. Any waiver of any provision of this Agreement must be in a writing signed by the party making such waiver. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

16. No Reemployment. Consultant agrees that by signing this Agreement, Consultant relinquishes any right to employment or reemployment with the Company or any of the Releasees. Consultant agrees that Consultant will not seek, apply for, accept, or otherwise pursue employment with the Company or any of the Releasees, and acknowledges that if Consultant reapplies for or seeks employment with the Company or any of the Releasees, the Company’s or any of the Releasees’ refusal to hire Consultant based on this Paragraph 16 shall provide a complete defense to any claims arising from Consultant’s attempt to obtain employment.

17. Code Section 409A. This Agreement shall be interpreted and administered in a manner so that any amount or benefit payable hereunder shall be paid or provided in a manner that is either exempt from or compliant with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and applicable Internal Revenue Service guidance and Treasury Regulations issued thereunder. The tax treatment of the benefits provided under this Agreement is not warranted or guaranteed to Consultant, who is responsible for all taxes assessed on any payments made pursuant to this Agreement, whether under Section 409A of the Code or otherwise. Neither the Company nor its directors, officers, Consultants or advisers shall be held liable for any taxes, interest, penalties or other monetary amounts owed by Consultant as a result of the application of Section 409A of the Code. Consultant’s right to receive any installment payments as severance pay shall be treated as a right to receive separate and distinct payments for purposes of Section 409A of the Code.

[Remainder of page left intentionally blank; signature pages follow.]

The Parties hereby signify their agreement to these terms by their signatures below.

Consultant

By:
Print Name:	Christopher Polimeni
Date:

AVAX One Technology Ltd.

By:
Name:	Peter Wylie Jr.
Title:	Interim Chief Executive Officer
Date:

[Separation and Consulting Agreement]

Exhibit A

Transition Services

[To come from AVAX.]

[Separation and Consulting Agreement]